Exhibit 99.1

Execution Version

STOCK PURCHASE AGREEMENT

dated as of

October 24, 2016

among

HNA TOURISM GROUP CO., LTD.,

and

THE SELLER PARTIES NAMED HEREIN

i

Index of Terms

1933 Act	Section 1.01
1934 Act	Section 1.01
Affiliate	Section 1.01
Agreement	Preamble
Applicable Law	Section 1.01
Bankruptcy and Equity Exception	Section 3.02
Burdensome Condition	Section 6.02(g)(i)
Business Day	Section 1.01
Buyer	Preamble
Buyer Group	Section 8.03(d)
Buyer Provided Information	Section 9.15(b)
CFIUS	Section 1.01
CFIUS Approval	Section 1.01
CFIUS Investigation	Section 1.01
CFIUS Notice	Section 6.02(f)
Closing	Section 2.02(a)
Closing Date	Section 2.02(a)
Closing Date Payment	Section 2.02(c)
Common Stock	Recitals
Company	Recitals
Company Stockholders Agreement	Recitals
Confidential Information	Section 6.07(d)
Disclosing Party	Section 6.07(a), Section 6.05
Disclosure Schedules	Section 1.01
End Date	Section 8.01(b)(i)
Escrow Agent	Recitals
Escrow Agreement	Recitals
Escrow Fund	Recitals
Exon-Florio Amendment	Section 1.01
Foreign Antitrust Laws	Section 3.03(a)
Government List	Section 1.01
Governmental Authority	Section 1.01
HSR Act	Section 1.01
knowledge	Section 1.01
Lien	Section 1.01
Margin Loan Documentation	Section 1.01
MOFCOM	Section 1.01
NDRC	Section 1.01
NYSE	Section 1.01
Order	Section 7.01(a)
Organizational Documents	Section 1.01
Parties	Preamble
PCo	Section 1.01
PCo Holders	Section 6.03(c)

PCo Shares	Section 6.03(a)
PCo Stock	Section 1.01
PCo Stockholders Agreement	Recitals
Per Share Purchase Price	Section 2.01
Person	Section 1.01
PRC	Section 1.01
PRC Approvals	Section 5.03(a)(iii)
Purchase Price	Section 2.01
Purged Cash	Section 1.01
Purge Delay Price	Section 6.04(a)
Purged PCo Share Value	Section 1.01
Purged PCo Shares	Section 1.01
Purging Dividend	Section 1.01
Purging Dividend Election	Section 1.01
Receiving Party	Section 6.07(a)
Representatives	Section 1.01
SAFE	Section 1.01
Sale	Section 2.01
SEC	Section 1.01
Seller	Preamble
Seller Group	Section 8.03(d)
Seller HoldCo	Preamble
Seller HoldCos	Preamble
Seller Parties	Preamble
Seller Provided Information	Section 9.15(a)
Sellers	Preamble
Sellers’ Representative	Section 6.08
Shares	Recitals
Spin	Section 1.01
Spinoff Shares	Section 6.03(a)
Stockholders Agreements	Recitals
Subsidiary	Section 1.01
Top-Up Cash	Section 1.01
Total Purged Value	Section 1.01
VCo	Section 1.01
VCo Shares	Section 6.03(a)
VCo Stock	Section 1.01
VCo Stockholders Agreement	Recitals
Wire Transfer Instructions	Section 2.02(b)

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of October 24, 2016 among the entities listed on Exhibit A (each a “Seller”, and collectively, the “Sellers”), HNA Tourism Group Co., Ltd. (“Buyer”), and the entities listed on Exhibit B (each a “Seller HoldCo” and, collectively, the “Seller HoldCos” and the Seller HoldCos together with the Sellers, the “Seller Parties”). The Seller Parties and Buyer are each sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”).

W I T N E S S E T H :

WHEREAS, the Sellers own shares of common stock of Hilton Worldwide Holdings Inc., a Delaware corporation (the “Company”), par value $0.01 per share (the “Common Stock”);

WHEREAS, all of the equity interests of each Seller is owned by a Seller HoldCo or a wholly-owned Subsidiary of a Seller HoldCo;

WHEREAS, each Seller desires to sell the number of shares of Common Stock set forth next to such Seller’s name on Exhibit A (collectively, with respect to all Sellers, the “Shares”) to Buyer and Buyer desires to acquire the Shares from the Sellers, upon the terms and subject to the conditions of this Agreement;

WHEREAS, Buyer and the Sellers’ Representative (as defined below) have entered into an Escrow Agreement as of the date hereof (the “Escrow Agreement”) with J.P. Morgan Chase Bank, N.A. as the escrow agent (the “Escrow Agent”) and Buyer has deposited $500,000,000 (such amount, together with all accrued interest thereon, the “Escrow Fund”) into the escrow account set up pursuant to the Escrow Agreement; and

WHEREAS, (i) Buyer and the Company have entered into that certain Stockholders Agreement, dated as of the date hereof (the “Company Stockholders Agreement”), (ii) Buyer and PCo have entered into that certain Stockholders Agreement, dated as of the date hereof (the “PCo Stockholders Agreement”), and (iii) Buyer and VCo have entered into that certain Stockholders Agreement, dated as of the date hereof (the “VCo Stockholders Agreement” and, together with the Company Stockholders Agreement and the PCo Stockholders Agreement, the “Stockholders Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. (a) As used herein, the following terms have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this Agreement, none of the Seller Parties shall be deemed to be an Affiliate of the Company or any of its Subsidiaries.

“Applicable Law” means, with respect to any Person, any federal, state, provincial, local or foreign law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, writ, stipulation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York, Hong Kong or Beijing, PRC are authorized or required by Applicable Law to close.

“CFIUS” means the Committee on Foreign Investment in the United States.

“CFIUS Approval” means if, following any discussion between the Parties and CFIUS staff regarding the transaction contemplated by this Agreement, CFIUS staff formally or informally requests the Parties to submit a CFIUS Notice, or if the Parties mutually agree to submit a CFIUS Notice related to the Sale and the other transactions contemplated by this Agreement, or if a CFIUS Investigation has commenced for any reason, then any of the following: (a) the 30-day review period under Exon-Florio Amendment shall have expired and the Parties shall have received notice from CFIUS that such review has been concluded and that either the transactions contemplated hereby do not constitute a “covered transaction” under the Exon-Florio Amendment or there are no unresolved national security concerns, and all action under the Exon-Florio Amendment is concluded with respect to the transactions contemplated hereby, or (b) an investigation shall have been commenced after such 30-day review period and CFIUS shall have determined to conclude all action under the Exon-Florio Amendment without sending a report to the President of the United States, and the Parties shall have received notice from CFIUS that there are no unresolved national security concerns, and all action under the Exon-Florio Amendment is concluded with respect to the transactions contemplated hereby, or (c) CFIUS shall have sent a report to the President of the United States requesting the President’s decision and the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated hereby, or the time permitted by law for such action shall have lapsed.

“CFIUS Investigation” means, prior to the Closing, a CFIUS review or investigation of the transactions contemplated by this Agreement under the Exon-Florio Amendment.

“Disclosure Schedules” means the disclosure schedules dated the date hereof regarding this Agreement that has been provided by the Seller Parties to Buyer.

“Exon-Florio Amendment” means Section 721 of Title VII of the Defense Production Act of 1950, as amended (as codified at 50 U.S.C. App. § 4565) and the regulations promulgated thereunder.

“Government List” means any list maintained by any agency or department of any Governmental Authority in the United States of America of Persons, organizations or entities subject to international trade, export, import or transactions restrictions, controls or prohibitions, including (i) the Denied Persons List and Entities List maintained by the United States Department of Commerce, (ii) the List of Specially Designated Nationals and Blocked Persons and the List of Sectoral Sanctions Identification maintained by the United States Department of Treasury, (iii) the Foreign Terrorist Organizations List and the Debarred Parties List maintained by the United States Department of State and (iv) those Persons, organizations and entities listed in the Annex to, or are otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 21, 2004).

“Governmental Authority” means any transnational, domestic or foreign federal, state, county, municipal or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof, including any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“knowledge” means (i) with respect to the Seller Parties, the actual knowledge of the individuals listed on Section A of the Disclosure Schedules in each case after due inquiry, and (ii) with respect to Buyer, the actual knowledge of Haibo Bai and Ruinian An in each case after due inquiry.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse rights or claims of any kind in respect of such property or asset.

“Margin Loan Documentation” means that certain Margin Loan Agreement, dated as of June 30, 2014, among HLT Holdco III LLC, as borrower, the Lenders party thereto, and Morgan Stanley Bank International Limited, as Administrative Agent and any related security agreements, control agreements, issuer agreements and guarantees, in each case as amended, supplemented or modified from time to time, including any agreements or other documentation in connection with any refinancing thereof.

“MOFCOM” means the Ministry of Commerce of the PRC and/or its competent provincial or local counterparts.

“NDRC” means the National Development and Reform Commission of the PRC and/or its competent provincial or local counterparts.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means, with respect to any Person, such Person’s certificate of incorporation or formation or organization, articles of organization, bylaws, partnership agreement, limited partnership agreement, limited liability company agreement, other operating agreement, stockholders’ agreement or other similar governing documents of such Person, each as amended through the date hereof.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (including any person or group as defined in Section 13(d)(3) of the 1934 Act).

“PRC” means the People’s Republic of China.

“Purged Cash” shall mean an amount in cash (rounded to the nearest cent) equal to twenty percent (20%) of the Total Purged Value.

“Purged PCo Shares” shall mean a number of shares of PCo Stock equal to the quotient (rounded to the nearest whole number) of (x) eighty percent (80%) of the Total Purged Value, divided by (y) the Purged PCo Share Value.

“Purged PCo Share Value” shall mean the per share value of the PCo Stock, as disclosed by PCo, that is calculated by PCo in determining the number of shares of PCo Stock to be distributed in the Purging Dividend.

“Purging Dividend” means the dividend that is expected to be distributed after the consummation of the Spin as follows: (i) PCo shall declare and pay to its stockholders as of a record date a dividend for the purposes of distributing its accumulated earnings and profits attributable to its taxable years prior to becoming a real estate investment trust for U.S. federal income tax purposes and (ii) PCo shall pay such dividend in cash, PCo Stock, or a combination thereof.

“Purging Dividend Election” means the ability of the PCo stockholders to elect to receive either cash or shares of PCo Stock in the Purging Dividend.

“Representatives” mean, with respect to any Party, such Party’s directors, officers, employees, Affiliates, subsidiaries, advisors (including without limitation, financial advisors, attorneys, accountants, actuaries and consultants) and agents.

“SAFE” means the State Administration of Foreign Exchange of the PRC and/or its competent provincial or local counterparts.

“SEC” means the Securities and Exchange Commission.

“Spin” means, the previously publicly announced “spin-off” transaction of the Company by which (i) Park Hotels & Resorts Inc. (such entity, “PCo”) and its consolidated Subsidiaries, which will hold a portfolio of the Company’s owned and leased hotels and resorts, will be separated from the Company and be operated as an independent, self-administered, and publicly traded lodging real estate investment trust, (ii) Hilton Grand Vacations Inc. (such entity, “VCo”) and its consolidated Subsidiaries, which will own and operate the Company’s time share business, will be separated from the Company and be operated as an independent and publicly traded company and (iii) one hundred percent (100%) of the common stock of PCo (“PCo Stock”) and VCo (“VCo Stock”) shall be distributed, on a pro rata basis, to the stockholders of the Company as of a record date prior to the date of such distribution.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.

“Top-Up Cash” shall mean an amount in cash (rounded to the nearest cent) equal to (x) the Total Purged Value minus (y) the value of the PCo Stock (calculated using the Purged PCo Share Value) received by the PCo Holders in the Purging Dividend (in respect of all of the PCo Stock held by the PCo Holders on the record date of the Purging Dividend, and not just the PCo Shares held by the PCo Holders on such date) minus (z) the Purged Cash.

“Total Purged Value” shall mean the product (rounded to the nearest cent) of (x) the aggregate value of the Purging Dividend (which shall be payable in cash and PCo Stock) as disclosed by PCo, multiplied by (y) a fraction, the numerator of which will be the number of PCo Shares and the denominator of which will be the total number of outstanding shares of PCo Stock as of the record date of the Purging Dividend.

Section 1.02    Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be inclusive and not exclusive. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule or in any certificate or other document made or delivered pursuant hereto but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. As context requires, any masculine gender shall include the feminine and neuter genders; any feminine gender shall include the masculine and neuter genders; and any neuter gender shall include masculine and feminine genders. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. The symbol “$” refers to United States Dollars, the lawful currency of the United States of America. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to “day” shall mean a calendar day unless otherwise indicated as a “Business Day.” Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision.

ARTICLE II

THE PURCHASE AND SALE

Section 2.01    Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Sellers shall sell and deliver to Buyer, and Buyer shall purchase and acquire from the Sellers, all right, title and interest in and to the Shares, free and clear of all Liens (other than transfer restrictions arising under applicable securities laws and any Liens created by Buyer) in exchange for payment to the Sellers (or their designees) pursuant to Section 2.02(c) and Section 2.02(d) in the amount of $26.25 per Share, without interest (the “Per Share Purchase Price” and the aggregate amount of Per Share Purchase Price to be paid to the Sellers for all Shares pursuant to Section 2.02(c) and Section 2.02(d), the “Purchase Price”) (such transaction, the “Sale”), subject to adjustment pursuant to Sections 2.03, 6.03 and 6.04. Buyer agrees and acknowledges that all Shares will be delivered to Buyer in restricted book-entry form to the account of Buyer at the Company’s transfer agent; provided that if the Company (and, if the Spin has been consummated prior to Closing, each of PCo and VCo) agrees pursuant to an issuer agreement entered into in connection with Buyer’s debt financing (if any) to allow the Shares to remain registered in the name of, and in the form of book entries on the books of, The Depository Trust Company, without restrictive legends, the Shares will be delivered to any account or accounts as may be specified by Buyer.

Section 2.02    Closing.

(a)    Upon the terms and subject to the conditions of this Agreement, the closing of the Sale (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:00 a.m. (New York time) on a date as Buyer and the Sellers may mutually agree, but in any event no later than seven (7) Business Days after the date the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the Party or Parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Buyer and the Sellers may mutually agree (such date being the “Closing

Date”); provided, that if the record date for the Spin is announced and the Closing does not occur prior to such record date, then the Closing Date shall occur no earlier than one (1) Business Day after the date of the consummation of the Spin.

(b)    At least five (5) Business Days prior to the Closing Date, the Sellers’ Representative shall deliver to Buyer wire transfer instructions (the “Wire Transfer Instructions”) designating the bank account(s) to which the Purchase Price shall be paid by Buyer at the Closing.

(c)    At the Closing, Buyer shall cause to be paid to the Sellers (or their designees), by wire transfer of immediately available funds, at Buyer’s election, either (i) an amount equal to the Purchase Price, which shall be delivered into the bank account(s) as set forth in the Wire Transfer Instructions or (ii) an amount (the “Closing Date Payment”) equal to the Purchase Price less the Escrow Fund, which Closing Date Payment shall be delivered into the bank account(s) as set forth in the Wire Transfer Instructions, in each case as the Purchase Price may be adjusted by Section 2.03, Section 6.03 or Section 6.04.

(d)    At the Closing, (i) if Buyer delivers or causes to be delivered the Purchase Price in accordance with Section 2.02(c)(i), then Buyer and the Sellers’ Representative shall deliver a Joint Release Notice (as defined in the Escrow Agreement) to the Escrow Agent (pursuant to the terms of the Escrow Agreement) instructing the Escrow Agent to deliver the Escrow Fund to Buyer and (ii) if Buyer delivers or causes to be delivered the Closing Date Payment in accordance with Section 2.02(c)(ii), then Buyer and the Sellers’ Representative shall deliver a Joint Release Notice to the Escrow Agent (pursuant to the terms of the Escrow Agreement) instructing the Escrow Agent to deliver the Escrow Fund to the Sellers (or their designees), by wire transfer of immediately available funds, to the bank accounts specified in the Joint Release Notice.

Section 2.03    Adjustments. If, during the period between the date of this Agreement and the Closing, (x) the Company declares an ordinary, special or extraordinary dividend in respect of Common Stock with a record date during such period, the Per Share Purchase Price shall be decreased by an amount equal to the per share amount of such dividend or (y) the Common Stock shall have been changed into a different number of shares or a different class, including by reason of any reclassification, recapitalization, stock split, reverse stock split or combination, the Per Share Purchase Price and the amount of the Shares shall be appropriately adjusted; provided, that (i) the Per Share Purchase Price and the amount of the Shares shall not be adjusted in respect of any regular quarterly dividends, (ii) the Spin shall be governed by Section 6.03, and (iii) the Purging Dividend shall be governed by Section 6.04.

Section 2.04    Withholding Rights. Buyer and its Affiliates and the Escrow Agent shall be entitled to deduct and withhold from the consideration payable hereunder such amounts as it is required to deduct and withhold under applicable U.S. federal, state, local or non-U.S. tax laws; provided, however, that if any amounts are required to be deducted or withheld under the laws of the PRC (or any jurisdiction thereof or therein), Buyer shall pay such additional amounts as may be necessary so that the amounts received by the applicable recipient, after such withholding or deduction (including any such withholding or deduction on such additional amounts), will not be less than the amounts provided under this Agreement. Any such amounts so withheld and paid over to the applicable taxing authority shall be treated for all purposes of this Agreement as having been paid to the Sellers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the Disclosure Schedules, the Sellers hereby represent and warrant, jointly and severally, to Buyer that:

Section 3.01    Corporate Existence and Power. Each Seller is an entity duly organized, validly existing and, where applicable, in good standing under the Applicable Laws of the jurisdiction of its organization, which jurisdiction is set forth on Section 3.01 of the Disclosure Schedules. Each Seller has all corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as now conducted, except where the failure to have such power or authority would not, individually or in the aggregate, prevent or materially delay consummation of any of the transactions contemplated by this Agreement or otherwise have a materially adverse effect on the ability of such Seller to perform its material obligations under this Agreement.

Section 3.02    Authority of Sellers. The execution, delivery and performance of this Agreement by the Sellers and the consummation by the Sellers of the transactions contemplated hereby are within the organizational powers of such Sellers and have been duly authorized by all necessary corporate (or other organizational) action on the part of each of the Sellers. This Agreement has been duly executed and delivered by each of the Sellers and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding agreement of each of the Sellers, enforceable against each Seller in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity (the “Bankruptcy and Equity Exception”)).

Section 3.03    Governmental Authorization. The execution, delivery and performance by the Sellers of this Agreement and the consummation by the Sellers of the transactions contemplated hereby require no consent, approval, authorization or permit of or other action by, or filing, declaration, registration with, or notification to any Governmental Authority other than:

(a)    filings required under, and compliance with other applicable requirements of, the HSR Act and competition, merger control, antitrust or similar Applicable Law of any jurisdiction outside of the United States (“Foreign Antitrust Laws”);

(b)    such consents, approvals, authorizations, permits, filings, declarations, actions, registrations, or notifications required as a result of the identity of Buyer or any of its Affiliates;

(c)    any filings required under, and compliance with any other applicable requirements of, the 1933 Act, the 1934 Act and any other Applicable Laws concerning state or federal securities or the rules and regulations of the NYSE; or

(d)    any consents, approvals, authorizations, permits, filings, declarations, actions, registrations, or notifications the absence of which would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby.

Section 3.04    Non-contravention. The execution, delivery and performance by the Sellers of this Agreement and the consummation by the Sellers of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of any of the Sellers, (ii) assuming that all consents, approvals, authorizations, permits, declarations, actions, or registrations described in Section 3.03 have been obtained and all filings and notifications described in Section 3.03 have been made and any waiting periods thereunder have terminated or expired, conflict with or result in a violation or breach of any provision of any Applicable Law with respect to the Sellers, (iii) except as set forth on Section 3.04 of the Disclosure Schedules and assuming that all consents, approvals, authorizations, permits, declarations, actions, or registrations described in Section 3.03 have been obtained and all filings and notifications described Section 3.03 have been made and any waiting periods thereunder have terminated or expired, require any consents of, approvals of, authorizations of, permits with, filings with, declarations of, actions of, registrations with, or notifications to any Person the absence of which would cause, permit or give rise to a right of termination or cancellation, an acceleration of performance required or other change of any right or obligation or the loss of any benefit to which any Seller is entitled under any term, condition or provision of any material agreement or other instrument binding upon any Seller or (iv) result in the creation or imposition of any Lien on any property or other asset of any Seller, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to, individually or in the aggregate, prevent or materially impair or delay the ability of the Sellers to consummate the transactions contemplated by this Agreement.

Section 3.05    Capitalization. Each Seller is the owner of, and has good, valid and marketable title to, the Shares set forth next to such Seller’s name on Exhibit A (as such Exhibit may be updated from time to time pursuant to Sections 6.03 and 6.04), free and clear of any Liens other than transfer restrictions under applicable securities laws or under the agreements set forth on Section 3.05 of the Disclosure Schedules. Upon transfer of the Shares to Buyer at the Closing in accordance with this Agreement, Buyer will own all of the Shares free and clear of any Liens, except for transfer restrictions under applicable securities laws and any Liens created by Buyer.

Section 3.06    Absence of Litigation. As of the date of this Agreement, there is no action, suit, investigation, proceeding or claim pending against, or, to the knowledge of the Sellers, threatened against, or any order, judgment, ruling or decree imposed upon, the Sellers or any of their respective Affiliates before (or, in the case of threatened actions, suits, investigations, proceedings or claims, would be before) or by, or any settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Authority that would reasonably be expected to prevent or materially impair or delay the consummation of the Sale or the other transactions contemplated by this Agreement.

Section 3.07    Finders’ Fees. No Seller has entered into any agreement or arrangement entitling any investment banker, broker, finder or financial advisor to any fee or commission in connection with the transactions contemplated by this Agreement for which Buyer or its Affiliates would be responsible.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER HOLDCOS

Except as set forth in the Disclosure Schedules, the Seller HoldCos hereby represent and warrant, jointly and severally, to Buyer that:

Section 4.01    Corporate Existence and Power. Each Seller HoldCo is an entity duly organized, validly existing and, where applicable, in good standing under the Applicable Laws of the jurisdiction of its organization, which jurisdiction is set forth on Section 4.01 of the Disclosure Schedules. Each Seller HoldCo has all corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as now conducted, except where the failure to have such power or authority would not, individually or in the aggregate, prevent or materially delay consummation of any of the transactions contemplated by this Agreement or otherwise have a materially adverse effect on the ability of such Seller HoldCo to perform its material obligations under this Agreement.

Section 4.02    Authority of Seller HoldCos. The execution, delivery and performance of this Agreement by the Seller HoldCos and the consummation by the Seller HoldCos of the transactions contemplated hereby are within the organizational powers of the Seller HoldCos and have been duly authorized by all necessary corporate (or other organizational) action on the part of each of the Seller HoldCos. This Agreement has been duly executed and delivered by each of the Seller HoldCos and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding agreement of each of the Seller HoldCos, enforceable against each Seller HoldCo in accordance with its terms (subject to the Bankruptcy and Equity Exception).

Section 4.03    Governmental Authorization. The execution, delivery and performance by the Seller HoldCos of this Agreement and the consummation by the Seller HoldCos of the transactions contemplated hereby require no consent, approval, authorization or permit of or other action by, or filing, declaration, registration with, or notification to any Governmental Authority other than:

(a)    filings required under, and compliance with other applicable requirements of, the HSR Act and Foreign Antitrust Laws;

(b)    such consents, approvals, authorizations, permits, filings, declarations, actions, registrations, or notifications required as a result of the identity of Buyer or any of its Affiliates;

(c)    any filings required under, and compliance with any other applicable requirements of, the 1933 Act, the 1934 Act and any other Applicable Laws concerning state or federal securities or the rules and regulations of the NYSE; or

(d)    any consents, approvals, authorizations, permits, filings, declarations, actions, registrations, or notifications the absence of which would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby.

Section 4.04    Non-contravention. The execution, delivery and performance by the Seller HoldCos of this Agreement and the consummation by the Seller HoldCos of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of any of the Seller HoldCos, (ii) assuming that all consents, approvals, authorizations, permits, declarations, actions, or registrations described in Section 4.03 have been obtained and all filings and notifications described in Section 4.03 have been made and any waiting periods thereunder have terminated or expired, conflict with or result in a violation or breach of any provision of any Applicable Law with respect to the Seller HoldCos, (iii) except as set forth on Section 4.04 of the Disclosure Schedules and assuming that all consents, approvals, authorizations, permits, declarations, actions, or registrations described in Section 4.03 have been obtained and all filings and notifications described in Section 4.03 have been made and any waiting periods thereunder have terminated or expired, require consents of, approvals of, authorizations of, permits with, filings with, declarations of, actions of, registrations with, or notifications to any Person the absence of which would cause, permit or give rise to a right of termination or cancellation, an acceleration of performance required or other change of any right or obligation or the loss of any benefit to which any Seller HoldCo is entitled under any term, condition or provision of any material agreement or other instrument binding upon any Seller HoldCo or (iv) result in the creation or imposition of any Lien on any property or other asset of any Seller HoldCo, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to, individually or in the aggregate, prevent or materially impair or delay the ability of the Seller HoldCos to consummate the transactions contemplated by this Agreement

Section 4.05    Capitalization. All of the equity interests of the Sellers is owned by a Seller HoldCo or a wholly-owned Subsidiary of a Seller HoldCo.

Section 4.06    Absence of Litigation. As of the date of this Agreement, there is no action, suit, investigation, proceeding or claim pending against, or, to the knowledge of the Seller HoldCos, threatened against, or any order, judgment, ruling or decree imposed upon, the Seller HoldCos or any of their respective Affiliates before (or, in the case of threatened actions, suits, investigations, proceedings or claims, would be before) or by, or any settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Authority that would reasonably be expected to prevent or materially impair or delay the consummation of the Sale or the other transactions contemplated by this Agreement.

Section 4.07    Finders’ Fees. No Seller HoldCo has entered into any agreement or arrangement entitling any investment banker, broker, finder or financial advisor to any fee or commission in connection with the transactions contemplated by this Agreement for which Buyer or its Affiliates would be responsible.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Seller Parties that:

Section 5.01    Corporate Existence and Power. Buyer is duly organized, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its organization. Buyer has all corporate or other organizational powers and all authority necessary to own or lease all of its properties and assets and to carry on its business as now conducted, except where the failure to have such power or authority would not, individually or in the aggregate, prevent or materially delay consummation of any of the transactions contemplated by this Agreement or otherwise have a materially adverse effect on the ability of Buyer to perform its material obligations under this Agreement.

Section 5.02    Corporate Authorization. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby are within the organizational powers of Buyer and have been duly authorized by all necessary corporate or other organizational action on the part of Buyer and no approval by any of the equityholders of Buyer or its Affiliates is necessary to authorize the execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery by the Seller Parties, constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms (subject to the Bankruptcy and Equity Exception).

Section 5.03    Governmental Authorization.

(a)    The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby require no consent, approval, authorization or permit of or other action by, or filing, declaration, registration with, or notification to any Governmental Authority other than:

(i)    filings required under, and compliance with other applicable requirements of, the HSR Act and Foreign Antitrust Laws;

(ii)    such consents, approvals, authorizations, permits, filings, declarations, actions, registrations, or notifications required as a result of the identity of the Seller Parties or any of their respective Affiliates;

(iii)    the filings with and/or approvals of NDRC and MOFCOM, and the completion of the outbound investment related foreign exchange filing with the relevant bank authorized by the SAFE required with respect to the consummation of the transactions contemplated hereby by Buyer (collectively, the “PRC Approvals”);

(iv)    any filings required under, and compliance with any other applicable requirements of, the 1933 Act, the 1934 Act and any other Applicable Laws concerning state or federal securities or the rules and regulations of the NYSE; or

(v)    any consents, approvals, authorizations, permits, filings, declarations, actions, registrations, or notifications the absence of which would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby.

(b)    Other than the PRC Approvals, no consents, approvals, authorizations, permits, filings, declarations, actions, registrations, or notifications by any Governmental Authorities in the PRC are required in connection with the execution, delivery or performance of this Agreement.

Section 5.04    Non-contravention. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of Buyer, (ii) assuming that all consents, approvals, authorizations, permits, declarations, actions, or registrations described in Section 5.03 have been obtained and all filings and notifications described in Section 5.03 have been made and any waiting periods thereunder have terminated or expired, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law with respect to Buyer, (iii) assuming that all consents, approvals, authorizations, permits, declarations, actions, or registrations described in Section 5.03 have been obtained and all filings and notifications described in Section 5.03, require consents of, approvals of, authorizations of, permits with, filings with, declarations of, actions of, registrations with, or notifications to any Person the absence of which would cause, permit or give rise to a right of termination or cancellation, an acceleration of performance required or other change of any right or obligation or the loss of any benefit to which Buyer is entitled under any term, condition or provision of any material agreement or other instrument binding upon Buyer or (iv) result in the creation or imposition of any Lien on any property or other asset of Buyer, with only such exceptions, in the case of each of clauses (iii) and (iv), that would not reasonably be expected to, individually or in the aggregate, prevent or materially impair or delay the ability of Buyer to consummate the transactions contemplated by this Agreement.

Section 5.05    Finders’ Fees. Buyer has not entered into any agreement or arrangement entitling any investment banker, broker, finder or financial advisor to any fee or commission in connection with the transactions contemplated by this Agreement for which the Seller Parties or their Affiliates would be responsible.

Section 5.06    Financing. At the Closing, Buyer will have sufficient funds (including under any financing arrangements) to, together with the Escrow Fund, pay the Purchase Price and all fees and expenses payable by Buyer in connection with the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, Buyer affirms, represents and warrants that it is not a condition to the Closing or to any of its obligations under this Agreement that it obtain financing for the transactions contemplated by this Agreement.

Section 5.07    Absence of Litigation. As of the date of this Agreement, there is no action, suit, investigation, proceeding or claim pending against, or, to the knowledge of Buyer, threatened against, or any order, judgment, ruling or decree imposed upon, Buyer or any of its Affiliates before (or, in the case of threatened actions, suits, investigations, proceedings or claims, would be before) or by, or any settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Authority that would reasonably be expected to prevent or materially impair or delay the consummation of the Sale or the other transactions contemplated by this Agreement.

Section 5.08    Ownership of Company Stock. None of Buyer or any of its Affiliates owns (directly or indirectly, beneficially or of record), or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company other than this Agreement and the Company Stockholders Agreement.

Section 5.09    Investment Intention. Buyer has knowledge and experience in financial and business matters and it is capable of evaluating the merits and risks of acquiring the Shares. Buyer is an “accredited investor” as that term is defined in Regulation D promulgated under the 1933 Act and is a “qualified institutional buyer” as defined in Rule 144A promulgated under the 1933 Act. Buyer will acquire the Shares for investment purposes, for its own account and not with a view towards distribution or for sale in violation of the 1933 Act. Buyer is acting as principal, and not as agent, in connection with the Sale and Applicable Laws concerning federal and state securities. Buyer understands that the Shares have not been registered under the 1933 Act, or any applicable state or foreign securities Law, and cannot be sold unless subsequently registered under the 1933 Act or Applicable Laws concerning foreign securities or pursuant to an applicable exemption therefrom and pursuant to Applicable Laws concerning state securities, as applicable.

Section 5.10    Anti-Money Laundering Laws, Anti-Terrorism Laws and Similar Laws.

(a)    None of Buyer, any Person directly or indirectly controlling or controlled by Buyer, or, to Buyer’s knowledge, after reasonable review of publicly available information, any of Buyer’s beneficial owners is included on a Government List or is owned in any amount or controlled by any Person on a Government List, as amended from time to time.

(b)    None of Buyer, any Person directly or indirectly controlling or controlled by Buyer, or, to Buyer’s knowledge, after reasonable review of publicly available information, any of Buyer’s beneficial owners is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those Persons or entities that appear on any Government List, as amended from time to time.

(c)    None of the funds to be used to purchase the Shares or in connection with the transactions identified in this Agreement shall be knowingly derived from any activities that contravene any Applicable Laws concerning money laundering, terrorism, narcotics trafficking, or bribery, or from any Person, entity, country, or territory on a Government List.

ARTICLE VI

COVENANTS OF THE PARTIES

Section 6.01    Conduct of the Parties. Buyer shall not, and shall cause its Subsidiaries not to from the date of this Agreement until the first to occur of the Closing Date or the termination of this Agreement in accordance with its terms, take any action or fail to take any action that is intended to or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Buyer to consummate the Sale or the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this of this Agreement.

Section 6.02    Reasonable Best Efforts.

(a)    Subject to the terms and conditions of this Agreement, Buyer and the Seller HoldCos shall (and the Seller HoldCos shall cause the Sellers to) use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement as promptly as practicable, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the transactions contemplated by this Agreement and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

(b)    In furtherance and not in limitation of the foregoing, each of Buyer and the Seller HoldCos shall (and the Seller HoldCos shall cause the Sellers to) (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within fifteen (15) Business Days hereof, (ii) make an appropriate filing or filings pursuant to any Foreign Antitrust Laws in the jurisdictions listed on Section 6.02 of the Disclosure Schedules with respect to the transactions contemplated hereby as promptly as practicable, (iii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any Foreign Antitrust Law and (iv) use its reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act or any Foreign Antitrust Law, as applicable, as soon as practicable; provided, that nothing herein shall prohibit Buyer or the Seller HoldCos from, in good faith, seeking to limit the scope or content of any such request.

(c)    In furtherance and not in limitation of the foregoing, each of Buyer and the Seller HoldCos shall use their respective reasonable best efforts to, Buyer shall cause its Subsidiaries to use their reasonable best efforts to, and the Seller HoldCos shall cause the Sellers to use their reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the transactions contemplated hereby and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the transactions contemplated hereby, including any proceeding initiated by a private party, including by (A) defending against all lawsuits or other legal, regulatory, administrative or other proceedings to which it or any of its Affiliates is a party challenging or affecting this Agreement or the consummation or the transactions contemplated by this Agreement, in each case until the issuance of a final, non-appealable order with respect to each such lawsuit or other proceeding, (B) seeking to have lifted or rescinded any injunction or restraining order which may adversely affect the ability of the Parties to consummate the transactions contemplated hereby, in each case until the issuance of a final, non-appealable order with respect thereto and (C) executing and delivering any additional instruments necessary to consummate the transactions contemplated hereby, and (ii) keep the other Party informed in all material respects and on a reasonably timely basis of (x) any substantive communications received by such Party from, or given by such Party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Authority and of any substantive communications received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by this Agreement and (y) the status of any request, inquiry, investigation, action or legal proceeding from, by or before any Governmental Authority or third party with respect to the transactions contemplated by this Agreement. Subject to Applicable Law relating to the exchange of information, each of Buyer and the Seller HoldCos shall have the right to review in advance, and will consult the other Parties or Party on and consider in good faith the views of the other Parties or Party in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the transactions contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Authority or by any Applicable Law, in connection with any request, inquiry, investigation, action or legal proceeding by or from any Governmental Authority with respect to the transactions contemplated by this Agreement, each of Buyer, on the one hand, and the Seller HoldCos, on the other hand, will permit authorized Representatives of the other Parties or Party to be present at each substantive meeting or conference with a Governmental Authority relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request, inquiry, investigation, action or legal proceeding. With respect to any materials required to be given by either Party to the other Party pursuant to this Section 6.02(c), such first Party may give such materials to such second Party’s outside counsel, instead of directly to such second Party. For the avoidance of doubt, the obligations set forth in this Section 6.02(c) shall not apply with respect to the PRC Approvals, except that Buyer shall regularly update the Seller HoldCos and keep the Seller HoldCos informed on a reasonably timely basis as to the status and timing of all notifications and other substantive submissions to any PRC Governmental Authority, the associated reviews by the applicable PRC Governmental Authorities (including any objections from any PRC Governmental Authority) and the expected timing of the PRC Approvals.

(d)    In furtherance and not in limitation of the foregoing, each of Buyer and the Seller HoldCos shall use their respective reasonable best efforts to (and the Seller HoldCos shall cause the Sellers to use their reasonable best efforts to) resolve such objections, if any, as may be asserted by a Governmental Authority or other Person with respect to the transactions contemplated hereby.

(e)    In furtherance and not in limitation of the foregoing, Buyer shall:

(i)    make all appropriate filings required in connection with the PRC Approvals (except for the foreign exchange registration with the relevant bank and, as necessary, SAFE) as promptly as practicable within the applicable period required by Applicable Law, and in any event, make the initial filing to NDRC and to MOFCOM within thirty (30) days of the date hereof and with respect to the foreign exchange registration with the relevant bank as necessary and all other filings as promptly as practicable after obtaining required prerequisite approvals with respect to the outbound investment by Buyer contemplated hereby, and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to Applicable Law in connection with the PRC Approvals; and

(ii)    use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to obtain the PRC Approvals as soon as practicable and to avoid any impediment to the consummation of the Sale under any Applicable Laws of the PRC or orders from any PRC Governmental Authority, including using reasonable best efforts to take all such action as reasonably may be necessary to resolve such objections, if any, as any PRC Governmental Authority or Person may assert under any Applicable Laws of the PRC or orders from any PRC Governmental Authority with respect to the Sale.

(f)    In furtherance and not in limitation of the foregoing, if (i) a filing is formally or informally requested by CFIUS; (ii) Buyer and the Seller HoldCos mutually agree to make a CFIUS filing related to the Sale and the other transactions contemplated by this Agreement; or (iii) a CFIUS Investigation is commenced for any other reason, then, in each case, Buyer and the Seller HoldCos shall (and the Seller HoldCos shall cause the Sellers to) as soon as practicable submit to CFIUS a draft of a joint voluntary notice of the transaction contemplated by this Agreement (the “CFIUS Notice”). Each of Buyer and the Seller HoldCos shall use its reasonable best efforts to (and the Seller HoldCos shall cause the Sellers to use their reasonable best efforts to) provide any requested supplemental information and other related information pursuant to the Exon-Florio Amendment, and submit a final CFIUS Notice and other related information pursuant to the Exon-Florio Amendment as soon as practicable after receiving any comments to the draft CFIUS Notice during the pre-notice consultation process; provided, that nothing herein shall prohibit Buyer or the Seller HoldCos from, in good faith, seeking to limit the scope or content of any such request. Each of Buyer and the Seller HoldCos shall (and the Seller HoldCos shall cause the Sellers to), as soon as practicable, provide, or cause to be provided, all agreements, documents, instruments, affidavits or information that may be required or requested by CFIUS relating to such Party or its Affiliates or its or their structure, ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, partners, members or shareholders; provided, that nothing herein shall prohibit Buyer or the Seller HoldCos from, in good faith, seeking to limit the scope or content of any such request.

(g)    For the purposes of this Section 6.02, “reasonable best efforts” shall be deemed to include, subject to the proviso below, complying with any requirements of Applicable Law or order of any Governmental Entity that may be imposed in connection with seeking and obtaining any consents, approvals, authorizations, waivers or exemptions of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement; provided, that, for the purposes of this Section 6.02, “reasonable best efforts” shall not require, or be deemed to require:

(i)    Buyer or any of its Affiliates to agree to or take any action that would result in any arrangements, conditions or restrictions imposed by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have (A) a material adverse effect on the anticipated economic benefit or value that Buyer reasonably expects to be realized from the transactions or (B) a material adverse effect on the businesses of Buyer and its Subsidiaries, taken as a whole (any such arrangements, conditions or restrictions, a “Burdensome Condition”); provided that any arrangements, conditions or restrictions relating to Buyer’s physical or other access to (x) the Company’s information technology systems or servers or (y) personal identifier, financial or other data pertaining to individual hotel guests, shall not contribute to or constitute, individually or in the aggregate, a Burdensome Condition; or

(ii)    The Seller HoldCos to be obligated to (and the Seller HoldCos shall not be obligated to cause any the Sellers to) agree to or take any action, make any commitment or incur any liability or other obligation other than to take the actions specifically described in clause (i) of Section 6.02(a), clauses (i), (ii) and (iii) of Section 6.02(b), Section 6.02(c) and Section 6.02(f).

(iii)    Notwithstanding the foregoing, prior to Buyer being entitled to invoke a Burdensome Condition, Buyer and the Seller HoldCos and their respective Representatives shall meet and confer in good faith in order to (x) exchange and review their respective views and positions as to such Burdensome Condition and (y) discuss and present to, and engage with, the applicable Governmental Authority regarding any potential approaches or workarounds that would avoid such Burdensome Condition or mitigate its impact so it is no longer a Burdensome Condition.

(h)    For the avoidance of doubt, no member of the Seller Group shall have any obligation under this Agreement to request or cause the Company or its Affiliates to take or refrain from taking any action pursuant to this Section 6.02 or any other provision of this Agreement and neither the Company nor any of its Affiliates shall have any obligations pursuant to this Section 6.02 or any other provision of this Agreement.

Section 6.03    The Spin.

(a)    In the event that the Spin is consummated prior to the Closing Date and the Sellers or their Affiliates receive PCo Stock and/or VCo Stock as a distribution in respect of the Shares (any PCo Stock distributed in respect of the Shares, the “PCo Shares”, and any VCo Stock distributed in respect of the Shares, the “VCo Shares” and together with the PCo Shares, the “Spinoff Shares”), the Parties agree that, at the Closing, the Sellers shall sell and deliver to Buyer, and Buyer shall purchase and acquire from the Sellers, the Shares and the Spinoff Shares (as if such Spinoff Shares were “Shares”); provided that the Purchase Price shall still be calculated only on the basis of the number of shares of Common Stock being sold.

(b)    In the event that the Closing occurs after the Spin, but prior to the record date for the Purging Dividend, the Parties shall allocate the Purchase Price among the Shares, the

PCo Shares and the VCo Shares based on the final trading price of the Shares, the PCo Shares and the VCo Shares (multiplied in the case of the PCo Shares and the VCo Shares by the number of shares issued as a dividend in respect of one Share in the Spin) at the end of trading on the date of the consummation of the Spin. Such allocation shall not change the Purchase Price to be paid by Buyer under the Agreement, but would be used by the Parties to allocate the Purchase Price among the Shares, the PCo Shares and the VCo Shares.

(c)    Buyer acknowledges and agrees that, if the Closing occurs after the consummation of the Spin, the PCo Shares may be held by one or more Affiliates of the Sellers (rather than the Sellers) (such holders of the PCo Shares, the “PCo Holders”). The Seller HoldCos shall cause each PCo Holder to execute a joinder to this Agreement immediately upon receipt of the PCo Shares in order to become a party to this Agreement as a “Seller” hereunder as of the date of such joinder. Such joinder shall be in a form that is reasonably acceptable to Buyer and shall provide that a PCo Holder shall be deemed to make each of the representations and warranties in Article III as if such PCo Holder were a Seller, provided, that (i) such representations and warranties would be made as of the date that such PCo Holders executes and delivers such joinder (and not as of the date of this Agreement) and (ii) to the extent that any representation or warranty in Article III is made with respect to the Shares, such representations and warranties shall be made with respect to the PCo Shares.

(d)    If the Closing occurs after the consummation of the Spin and (x) PCo or VCo declares an ordinary, special or extraordinary dividend in respect of the PCo Shares or the VCo Shares, as applicable, with a record date prior to the Closing, the Purchase Price shall be decreased by an amount equal to the aggregate value of such dividend in respect of the PCo Shares and/or the VCo Shares, as applicable or (y) the PCo Shares or the VCo Shares shall have been changed into a different number of shares or a different class, including by reason of any reclassification, recapitalization, stock split, reverse stock split or combination, the Purchase Price and the amount of the PCo Shares or the VCo Shares, as applicable, shall be appropriately adjusted; provided, that (i) the Purchase Price and the amount of the PCo Shares or the VCo Shares shall not be adjusted in respect of any regular quarterly dividends of PCo or VCo and (ii) the Purging Dividend shall be governed by Section 6.04.

(e)    Exhibit A shall be updated by the Parties to reflect the inclusion of the Spinoff Shares in the Sale and/or the addition of any PCo Holders as Sellers pursuant to this Section 6.03.

Section 6.04    The Purging Dividend.

(a)    In the event that (i) the Spin has been consummated prior to the Closing, (ii) the Closing occurs on or after the record date for the Purging Dividend and (iii) pursuant to such Purging Dividend, the PCo Holders have received (or following the Closing, will be entitled to receive as contemplated by Section 6.04(b)) cash and/or PCo Stock as a distribution in respect of the PCo Shares which the PCo Holders held on the record date for the Purging Dividend, the Parties agree that, at the Closing: (x) the Sellers shall sell and deliver to Buyer, and Buyer shall purchase and acquire from the Sellers, the Shares, the Spinoff Shares and the Purged PCo Shares (or right to receive the Purged PCo Shares following the Closing as contemplated by Section 6.04(b)), if any, for the Purchase Price (as decreased pursuant to clause (y)) with such delivery to be in accordance with Section 2.01 of this Agreement (as if such Purged PCo Shares and the

Spinoff Shares were “Shares”; provided that the Purchase Price shall still be calculated only on the basis of the number of shares of Common Stock being sold), and (y) (A) the Purchase Price payable pursuant to Sections 2.01 and 2.02 shall be reduced by the amount of the Purged Cash and (B) if Closing occurs prior to the payment of the Purging Dividend, the Purchase Price payable at Closing shall be further reduced by eighty percent (80%) of the Total Purged Value (such amount, the “Purge Delay Price”). The Purge Delay Price, if any, shall be payable by Buyer to the Sellers (or their designees) in accordance with the Wire Transfer Instructions substantially simultaneous with the delivery by the Sellers of the Purged PCo Shares as contemplated on the date of payment of the Purging Dividend.

(b)    In the event the Closing occurs on or after the record date for the Purging Dividend but prior to the payment of the Purging Dividend, (i) promptly after the public announcement of the Purged PCo Share Value by PCo, the Seller HoldCos shall cause the PCo Holders to irrevocably instruct PCo and its transfer agent to deliver an amount of PCo Stock to be received by the PCo Holders in the Purging Dividend equal to the Purged PCo Shares directly to Buyer (or its designee), pursuant to an irrevocable instruction letter that is reasonably acceptable to the Seller HoldCos and Buyer and (ii) the Seller Parties shall take all action necessary to ensure that the Purged PCo Shares are delivered to Buyer (or its designee) in accordance with this Agreement (including in accordance with Section 2.01, which shall apply to the Purged PCo Shares and the Spinoff Shares as if they were “Shares”) upon distribution of the Purging Dividend or promptly thereafter.

(c)    In the event the Closing occurs on or after the record date for the Purging Dividend, the Parties shall allocate the Purchase Price (including the Purge Delay Price if payable pursuant to Section 6.04(a); but as it may be decreased (i) pursuant to Section 6.04(a)(y) and (ii) by any Top-Up Cash that decreases the Purchase Price pursuant to Section 6.04(d)) among the Shares, the PCo Shares (including for purposes of this Section 6.04(c), the Purged PCo Shares) and the VCo Shares based on the final trading price of the Shares, the PCo Shares and the VCo Shares at the end of trading on the date of the consummation of the Spin (reduced, in the case of the PCo Shares, by the amount of any Purged Cash that reduces the Purchase Price pursuant to Section 6.04(a)(y) and by any Top-Up Cash that reduces the Purchase Price pursuant to Section 6.04(d)). Such allocation shall not change the Purchase Price (including the Purge Delay Price if payable pursuant to Section 6.04(a)(y); but as it may be decreased pursuant to Section 6.04(a)(y) and as it may be further decreased pursuant to Section 6.04(d)) to be paid by Buyer under the Agreement, but would be used by the Parties to allocate the Purchase Price (including the Purge Delay Price if payable pursuant to Section 6.04(a)(y)) among the Shares, the PCo Shares and the VCo Shares.

(d)    In the event the total number of shares of PCo Stock distributed (or to be distributed) to the PCo Holders pursuant to the Purging Dividend (in respect of all of the PCo Stock held by the PCo Holders on the record date of the Purging Dividend, and not just the PCo Shares held by the PCo Holders on such date) is less than the Purged PCo Shares, then, for purposes of this Agreement, (x) the amount of “Purged PCo Shares” shall mean all of the PCo Stock received (or to be received) by the PCo Holders in the Purging Dividend (in respect of all of the PCo Stock held by the PCo Holders on the record date of the Purging Dividend, and not just the PCo Shares held by the PCo Holders on such date), and (y) (1) in the event the Closing occurs prior to the payment of the Purging Dividend, the Purge Delay Price payable by Buyer pursuant to Section 6.04(a) shall be reduced by the Top-Up Cash, and (2) in the event the Closing occurs after the payment of the Purging Dividend, the Purchase Price payable pursuant to Sections 2.01 and 2.02 shall be reduced by an amount in cash equal to the Purged Cash (as contemplated by Section 6.04(a)(y)) plus the Top-Up Cash, if any.

(e)    Each of Buyer and the Seller Parties agree that, in the event the PCo Holders are entitled to the Purging Dividend Election, with respect to the PCo Shares, the PCo Holders shall be able to exercise such Purging Dividend Election in their sole discretion.

(f)    Exhibit A shall be updated by the Parties to reflect the inclusion of the Purged PCo Shares in the Sale pursuant to this Section 6.04.

Section 6.05    Release of any Liens; Margin Loan. The Seller HoldCos shall (and shall cause the Sellers to) take all actions reasonably necessary or advisable to ensure that all Liens on the Shares pursuant to the Margin Loan Documentation (the “Margin Loan Liens”) are released substantially simultaneously with the Closing (it being understood and agreed that the shares shall be delivered to Buyer in restricted book-entry form as contemplated by Section 2.01); provided, that Buyer and the Seller HoldCos shall (and the Seller HoldCos shall cause the Sellers to) each use its reasonable best efforts to provide all cooperation reasonably necessary or advisable to allow the Seller Parties to comply with the requirements of the Margin Loan Documentation to effect the release of the Margin Loan Liens, including paying, or causing to be paid, a portion of the Purchase Price on a delivery versus payment basis against the delivery of the Shares from the collateral accounts and/or pursuant to escrow arrangements reasonably satisfactory to the lenders under the Margin Loan Documentation and the debt financing for Buyer, and entry into an agreement or agreements with the Buyer, Sellers and the lenders under the Margin Loan Documentation and the debt financing for Buyer to effect the foregoing release and delivery as contemplated by Section 2.01. Further to the foregoing, substantially concurrent with the Closing, the Seller Parties shall repay no less than $1,650,000,000 of the loans outstanding under the Margin Loan Documentation. Until the first to occur of the Closing Date or the termination of this Agreement in accordance with its terms, the Seller HoldCos shall cause the Sellers not to increase the principal amount or commitments outstanding under the Margin Loan Documentation (other than interest and other obligations that may be paid in kind in accordance with the terms thereof).

Section 6.06    Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Buyer, on the one hand, and the Seller Parties, on the other hand. Thereafter, each of Buyer, on one hand, and the Seller Parties, on the other hand, shall obtain the other Parties’ or Party’s prior written consent before such Party or Parties issue(s) a press release concerning this Agreement and the transactions contemplated hereby; provided, that each Party may make any disclosures or filings with the SEC as required by the 1934 Act.

Section 6.07    Confidentiality.

(a)    This Agreement and the terms hereof are confidential and shall be deemed to be “Confidential Information” for purposes of this Section 6.07. In connection with the transactions contemplated by this Agreement, Buyer, on one hand, and the Seller

HoldCos, on the other hand, may exchange certain Confidential Information (the Party disclosing such Confidential Information shall be referred to herein as the “Disclosing Party” and the Party receiving such Confidential Information shall be referred to herein as the “Receiving Party”). Each Receiving Party shall, and shall instruct its respective Affiliates and Representatives (including as “Representatives”, for purposes of this Section 6.07, any potential debt financing sources) to, maintain in confidence and not disclose the Disclosing Party’s Confidential Information to any Person other than its Representatives who have a need to know such information in connection with the transactions contemplated by this Agreement and the Receiving Party shall be liable for any breach of this Section 6.07 by such Persons; provided, that (i) a Party may disclose the terms of this Agreement in any filings with the SEC as required by the 1934 Act, (ii) a Party may disclose the terms of this Agreement in connection with the submissions contemplated by Section 6.02, and (iii) any Receiving Party may disclose such Confidential Information to the extent such Confidential Information is required to be disclosed by Applicable Law, as advised by outside legal counsel, in which case the Receiving Party shall promptly notify, to the extent legally permissible, the Disclosing Party so that the Disclosing Party may take reasonable steps to contest such requirement or in protecting the Disclosing Party’s rights prior to disclosure, and the Receiving Party shall cooperate in a reasonable manner with the Disclosing Party in obtaining any such remedy. If such remedy is not obtained, the Receiving Party shall only disclose such Confidential Information that it is advised by its outside counsel that it is legally bound to disclose under such Applicable Law.

(b)    Promptly upon written demand by the Disclosing Party at any time, the Receiving Party agrees promptly to return or destroy (to the extent legally permissible), at the Receiving Party’s option, all Confidential Information (other than this Agreement). Notwithstanding the foregoing sentence of this Section 6.07(b), the Receiving Party and its Representatives shall each have the right to retain the Confidential Information to the extent required by applicable legal, professional or regulatory obligation, including any bona fide internal policies and procedures implemented in connection therewith, and the Receiving Party and its Representatives may retain electronic copies of Confidential Information created pursuant to standard archival/back-up procedures; provided, that notwithstanding any termination of this Agreement and subject to Section 6.07(c), so long as the Receiving Party or its Representatives retain any such Confidential Information, such Confidential Information shall continue to remain confidential pursuant to the terms of this Section 6.07 as if such Section shall have continued to remain in full force and effect.

(c)    This Section 6.07 shall terminate upon the two year anniversary of the earlier of the (i) Closing Date and (ii) the termination of this Agreement pursuant to Section 8.01.

(d)    For purposes of this Agreement, “Confidential Information” shall mean oral and written proprietary or confidential information concerning any Person; provided, that “Confidential Information” shall not include any information that any Receiving Party can demonstrate that: (i) at the time of disclosure or thereafter is available to the public (other than as a result of a disclosure directly or indirectly by the Receiving Party or its Representatives in violation of this Section 6.07), (ii) is or becomes available to the Receiving Party on a nonconfidential basis from a source other than the Disclosing Party or its Representatives, provided that, to the Receiving Party’s knowledge, such source was not prohibited from disclosing such information to the Receiving Party by a legal, contractual or fiduciary obligation owed to the Disclosing Party, (iii) is already in the Receiving Party’s possession (other than information furnished by or on behalf of the Disclosing Party) or (iv) is independently developed or acquired by the Receiving Party without reference to, or use of, any Confidential Information and without otherwise violating this Section 6.07.

Section 6.08    Sellers’ Representative.

(a)    Each Seller Party hereby designates HLT HoldCo LLC as the initial representative for and on behalf of the Seller Parties (the “Sellers’ Representative”) as attorney-in-fact and agent to act on behalf of such Seller Party in this Agreement and the Escrow Agreement, including the power and authority to:

(i)    enter into the Escrow Agreement and to authorize payments from the Escrow Fund to the Sellers or Buyer;

(ii)    determine any adjustments to Purchase Price and the amount of Shares as provided in Sections 2.03, 6.03 and 6.04; and

(iii)    take all actions necessary or appropriate or refrain from doing all such further acts and things, and to execute all such documents, as the Sellers’ Representative shall deem appropriate in conjunction for the accomplishment of any of the foregoing.

(b)    The Sellers’ Representative may resign at any time upon giving notice thereof to Buyer. Upon any such resignation, the resigning Sellers’ Representative may, on behalf of the Seller Parties, appoint its successor. Upon any appointment as the Sellers’ Representative hereunder, such successor Sellers’ Representative shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Sellers’ Representative, and the retiring Sellers’ Representative shall be discharged from its duties and obligations as the Sellers’ Representative hereunder. After any retiring Sellers’ Representative’s resignation as the Sellers’ Representative, the provisions of this Section 6.08 shall continue in effect for such retiring Sellers’ Representative benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Seller’s Representative.

Section 6.09    Notice of Sale.

(a)    After the Closing and subject to the terms and conditions specified in this Section 6.09, in the event that any of the Sellers proposes to sell, individually or in the aggregate, in one or a series of related transactions, to a Person who is not an Affiliate of the Sellers 1% or more of the outstanding Common Stock or 2.5% or more of the outstanding PCo Stock or VCo Stock, respectively (“Subject Shares”), the Seller HoldCos shall use their reasonable best efforts to notify Buyer of such proposal by e-mail transmission to Fei Qiao (email address: fei.qiao@fangdalaw.com) and Liang Du (email address: duliang@hnair.com), prior to the consummation of such proposed transaction. The provisions of this Section 6.09(a) shall not be applicable to a sale in a public offering (including a shelf takedown).

(b)    Such notice to Buyer shall state the applicable Seller’s bona fide intention to sell the Subject Shares and specify the number of Subject Shares proposed to be sold; provided that such notice shall not be required to include any other information (including the price at which the Subject Shares may be sold or any other terms of such proposed transaction).

(c)    Upon sending such notice to Buyer, no Seller Party shall have any further obligation to Buyer with respect to such proposed sale of Subject Shares.

ARTICLE VII

CONDITIONS TO THE CLOSING

Section 7.01    Conditions to the Obligations of Each Party. The respective obligations of each of the Parties to consummate the Sale are subject to the satisfaction (or waiver, if permissible under Applicable Law) on or prior to the Closing Date of the following conditions:

(a)    No restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Sale (an “Order”) shall have taken effect after the date hereof and shall still be in effect.

(b)    Any applicable waiting period (and any extension thereof) under the HSR Act relating to the Sale shall have expired or been terminated and all approvals under those Foreign Antitrust Laws in the jurisdictions listed on Section 7.01(b) of the Disclosure Schedules, to the extent required to be obtained at or prior to the Closing in respect of the Sale, shall have been obtained at or prior to the Closing.

(c)    The PRC Approvals shall have been obtained at or prior to the Closing.

(d)    CFIUS Approval (if applicable) shall have been obtained at or prior to the Closing.

Section 7.02    Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Sale are subject to the satisfaction (or waiver, if permissible under Applicable Law) on or prior to the Closing Date of the following further conditions:

(a)    (i) each of the Seller Parties shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing, (ii) (A) the representations and warranties of the Sellers contained in Section 3.05 (Capitalization) shall be true and correct in all respects (except for de minimis inaccuracies) at and as of the date hereof and the Closing as if made at and as of such time and (B) all other representations and warranties of the Seller Parties contained in this Agreement or in any certificate or other writing delivered by the Seller Parties pursuant hereto (disregarding all materiality qualifications contained therein) shall be true and correct at and as of the date hereof and the Closing as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), with only such exceptions as, individually or in the aggregate, would not reasonably be likely to prevent, materially delay or materially impede the ability of the Seller Parties to consummate the Sale and the other transactions contemplated hereby and (iii) Buyer shall have received a certificate signed by the general partner, the sole member, the managing member or an authorized signatory of each of the Seller HoldCos to the foregoing effect.

(b)    Each of the Seller Parties shall have delivered to Buyer a duly executed certificate of non-foreign status satisfying the requirements set forth in U.S. Treasury Regulations Section 1.1445-2(b)(2).

Section 7.03    Conditions to the Obligations of the Seller Parties. The obligations of the Seller Parties to consummate the Sale are subject to the satisfaction (or waiver, if permissible under Applicable Law) on or prior to the Closing Date of the following further conditions:

(a)    (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing, (ii) the representations and warranties of Buyer contained in this Agreement or in any certificate or other writing delivered by the Seller Parties pursuant hereto (disregarding all materiality qualifications contained therein) shall be true and correct at and as of the date hereof and the Closing as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), with only such exceptions as, individually or in the aggregate, would not reasonably be likely to prevent, materially delay or materially impede the ability of Buyer to consummate the Sale and the other transactions contemplated hereby; and (iii) the Seller Parties shall have received a certificate signed by an executive officer of Buyer to the foregoing effect.

Section 7.04    Frustration of Closing Conditions. Prior to the End Date, none of the Seller Parties or Buyer may rely on the failure of any condition set forth in Article VII to be satisfied if such failure was caused by such Party’s failure to use the standard of efforts required from such Party to comply with this Agreement and to consummate the Sale and the other transactions contemplated by this Agreement.

ARTICLE VIII

TERMINATION

Section 8.01    Termination. This Agreement may be terminated and the Sale may be abandoned at any time prior to the Closing:

(a)    by mutual written agreement of the Seller Parties and Buyer;

(b)    by either Buyer or the Seller Parties, by written notice to the other Parties or Party, as applicable, if:

(i)    The Sale has not been consummated on or before March 15, 2017 (as such date may be extended pursuant to the following proviso, the “End Date”); provided, that if on March 15, 2017, a CFIUS Investigation has been commenced but CFIUS Approval has not been obtained but all other conditions to the Closing set forth in Article VII shall have been satisfied or, if permissible under Applicable Law, waived by the Party entitled to waive such condition (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied on such date), then the End Date may be extended to April 15, 2017 if the Seller Parties notify Buyer in writing on or prior to March 15, 2017 of their election to so extend the End Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any Party or Parties whose breach or breaches of any provision of this Agreement results in the failure of the Sale to be consummated by such time;

(ii)    There shall be any Order preventing the consummation of the Sale in effect that shall have become final and nonappealable; provided, that the right to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall not be available to any Party or Parties whose breach or breaches of any provision of this Agreement results in such Order; or

(iii)    The President of the United States of America shall have made a determination under the Exon-Florio Amendment to suspend or to block the transactions contemplated by this Agreement; provided, that the right to terminate this Agreement pursuant to this Section 8.01(b)(iii) shall not be available to any Party or Parties whose breach or breaches of any provision of this Agreement results in such action by the President of the United States of America.

(c)    By Buyer, by written notice to the Seller Parties, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of any Seller Party set forth in this Agreement shall have occurred that (A) would cause the conditions set forth in clauses (i) or (ii) of Section 7.02(a) not to be satisfied, and (B) is incapable of being cured by the End Date or, if curable, is not cured by the Seller Parties within thirty (30) days of receipt by the Seller Parties of written notice of such breach or failure (or, if the End Date is less than thirty (30) days from the date of receipt of such notice, by the End Date); provided, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 8.01(c) if, at the time of the delivery of such notice, Buyer is in material breach of its obligations under this Agreement.

(d)    By the Seller Parties, by written notice to Buyer, if:

(i)    A breach of any representation or warranty or failure to perform any covenant or agreement on the part of Buyer set forth in this Agreement shall have occurred that would (A) cause the conditions set forth in clauses (i) or (ii) of Section 7.03(a) not to be satisfied, and (B) is incapable of being cured by the End

Date or, if curable, is not cured by Buyer within thirty (30) days of receipt by Buyer of written notice of such breach or failure (or, if the End Date is less than thirty (30) days from the date of receipt of such notice, by the End Date); provided, that the Seller Parties shall not have the right to terminate this Agreement pursuant to this Section 8.01(d)(i) if, at the time of the delivery of such notice, the Seller Parties are in material breach of their obligations under this Agreement; or

(ii)    (A) All of the conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived (subject to Section 7.04), (B) the Seller Parties have delivered to Buyer an irrevocable written notice confirming that all of the conditions set forth in Section 7.03 have been satisfied (or that the Seller Parties are willing to waive any unsatisfied conditions in Section 7.03) and that the Seller Parties are ready, willing and able to consummate the Closing, and (C) Buyer fails to complete the Closing within seven (7) Business Days following the date on which the Closing should have occurred pursuant to Section 2.02(a).

Section 8.02    Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect and without liability of any member of the Buyer Group or Seller Group (any of their respective Representatives (including as “Representatives”, with respect to Buyer and solely for purposes of this Section 8.02, any actual debt financing sources of the Buyer)) to the other Parties, in each case, relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including the negotiation and performance of this Agreement), in each case whether based on contract, tort, equity or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any laws or otherwise and whether by or through attempted piercing of the corporate veil; provided that the provisions of this Section 8.02, Section 6.07 and 8.03 and Article IX shall survive any termination hereof pursuant to Section 8.01 and, subject to Section 8.03, none of the Seller Parties or Buyer shall be relieved or released from any liabilities or damages arising out of its willful and intentional breach of any provision of this Agreement.

Section 8.03    Release of Escrow Fund Following Termination.

(a)    Release to Seller Parties. Immediately following the termination of this Agreement pursuant to Section 8.01, each of the Sellers’ Representative and Buyer shall take all actions necessary, required or advisable (including executing any joint instructions required pursuant to the Escrow Agreement) to cause the Escrow Fund to be immediately released to the Seller Parties pursuant to the terms of the Escrow Agreement in the following circumstances:

(i)    (A) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing), except for any one or more of the conditions set forth in Section 7.01(a) (solely as a result of an Order from a Governmental Authority in the PRC) and Section 7.01(c) and (B) this Agreement is terminated by either the Seller Parties or Buyer pursuant to Section 8.01(b)(i);

(ii)    this Agreement is terminated by either the Seller Parties or Buyer pursuant to Section 8.01(b)(ii) (solely as a result of an Order from a Governmental Authority in the PRC); or

(iii)    this Agreement is terminated by the Seller Parties pursuant to Section 8.01(d)(i) or Section 8.01(d)(ii).

(b)    Release to Buyer. Immediately following the termination of this Agreement pursuant to Section 8.01, each of the Sellers’ Representative and Buyer shall take all actions necessary, required or advisable (including executing any joint instructions required pursuant to the Escrow Agreement) to cause the Escrow Fund to be immediately released to Buyer pursuant to the terms of the Escrow Agreement in the following circumstances:

(i)    This agreement is terminated pursuant to Section 8.01(a);

(ii)    This Agreement is terminated by either the Seller Parties or Buyer pursuant to Section 8.01(b)(i) in any circumstance other than the circumstances described in Section 8.03(a)(i) above;

(iii)    this Agreement is terminated by either the Seller Parties or Buyer (x) pursuant to Section 8.01(b)(ii) in any circumstance other than the circumstances described in Section 8.03(a)(ii) above or (y) pursuant to Section 8.01(b)(iii); or

(iv)    this Agreement is terminated by Buyer pursuant to Section 8.01(c).

(c)    The Parties acknowledge that the Escrow Fund is a reasonable forecast of the actual damages to the Seller Parties and constitutes liquidated damages and not a penalty. The Parties acknowledge that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if either Buyer or the Sellers’ Representative fails to cause the Escrow Fund to be released pursuant to the terms of this Section 8.03, such Party shall also pay any documented out-of-pocket costs and expenses (including attorney fees) incurred by the other Party in connection with a legal action to enforce this Agreement that results in a judgment against the Party failing to cause the Escrow Fund to be released pursuant to Section 8.03.

(d)    Subject to Section 9.13, in the event that Buyer fails to effect the Closing for any reason or no reason or it otherwise breaches this Agreement (whether willfully, intentionally, unintentionally or otherwise) or otherwise fails to perform hereunder (whether willfully, intentionally, unintentionally or otherwise), then the Seller Parties’ rights (i) to terminate this Agreement and receive the Escrow Fund pursuant to Section 8.03(a) and (ii) to receive any amounts due to the Seller Parties pursuant to Section 8.03(c) shall be the sole and exclusive remedy (whether based on contract, tort, equity or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any laws or otherwise and whether by or through attempted piercing of the corporate veil) of the Seller Parties and any of their respective Affiliates against (A) Buyer, (B) the former, current and future holders of any equity, partnership or limited liability company interest, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, or assignees of Buyer, (C) any lender or prospective lender, lead arranger, arranger, agent or representative of or to Buyer or (D) any holders or future holders of any equity, stock, partnership or limited liability company interest, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing (clauses (A) – (D), collectively, the “Buyer Group”), for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement (whether willfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise) or other failure of the Sale or the other transactions contemplated by this Agreement to be consummated (whether willfully, intentionally, unintentionally or otherwise). For the avoidance of doubt, none of Buyer or any other member of the Buyer Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement, the Sale or any of the other transactions contemplated by this Agreement other than pursuant to the first sentence of this Section 8.03(d), and in no event shall (X) the Seller Parties or the Company, (Y) the former, current and future holders of any equity, partnership or limited liability company interest, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, or assignees of the Seller Parties or the Company or (Z) any holders or future holders of any equity, stock, partnership or limited liability company interest, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing (clauses (X) – (Z), collectively, the “Seller Group”) seek, or permit to be sought, on behalf of any member of the Seller Group, any monetary damages from any member of the Buyer Group in connection with this Agreement, the Sale or any of the other transactions contemplated by this Agreement, other than from Buyer pursuant to the first sentence of this Section 8.03(d).

(e)    Subject to Section 9.13, in the event that the Seller Parties fails to effect the Closing for any reason or no reason or it otherwise breaches this Agreement (whether willfully, intentionally, unintentionally or otherwise) or otherwise fails to perform hereunder (whether willfully, intentionally, unintentionally or otherwise), then Buyer’s right to (i) terminate this Agreement and receive the Escrow Fund pursuant to Section 8.03(b), (ii) to receive any amounts due to Buyer pursuant to Section 8.03(c) and (iii) in the event that the remedy of specific performance is not available, to terminate this Agreement pursuant to Section 8.01(c) and to seek to recover from the Seller Parties any damages as a court of competent jurisdiction may find Buyer to be entitled arising out of or resulting from the Seller Parties’ breach or breaches of any provision of this Agreement in an aggregate amount not to exceed $500,000,000, shall be the sole and exclusive remedy (whether based on contract, tort, equity or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any laws or otherwise and whether by or through attempted piercing of the corporate veil) of any member of the Buyer Group against any member of the Seller Group for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement (whether willfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise) or other failure of the Sale or the other transactions contemplated by this Agreement to be consummated (whether willfully, intentionally, unintentionally or otherwise). None of the Seller Parties or any other member of the Seller Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement, the Sale or any of the other transactions contemplated by this Agreement other than pursuant to the first sentence of this Section 8.03(e), and in no event shall Buyer or any other member of the Buyer Group seek, or permit to be sought, on behalf of any member of the Buyer Group, any monetary damages from any member of the Seller Group in connection with this Agreement, the Sale or any of the other transactions contemplated by this Agreement, other than from the Seller Parties pursuant to the first sentence of this Section 8.03(e). Notwithstanding the foregoing, this Section 8.03(e) shall not limit the ability of Buyer after the Closing to seek to recover from the Seller Parties any damages as a court of competent jurisdiction may find Buyer to be entitled arising out of or relating from the Seller Parties’ breach of the representations and warranties set forth in Section 3.05 in an aggregate amount not to exceed the Purchase Price.

ARTICLE IX

MISCELLANEOUS

Section 9.01    Notices. All notices, requests and other communications to any Party shall be in writing and shall be deemed given if delivered personally, telecopy faxed (which is confirmed), sent by electronic mail transmission (with confirmation of receipt of such electronic mail received by return electronic mail) or sent by international overnight courier (providing proof of delivery) to the parties at the addresses set forth below. Each Party agrees that notices, requests and other communications required to be given by or to any of the Seller Parties shall be deemed to be given if delivered by or to the Sellers’ Representative pursuant to the requirements of this Section 9.01.

if to Buyer, to:

HNA Tourism Group Co., Ltd.
HHA Building, No. 7 Guoxing Road
Haikou, P.R.C. 570203
Facsimile:	+86 139 7686 0822
E-mail:	duliang@hnair.com
wang-xun@hnair.com
Attention:	Mr. Liang Du
Mr. Xun Wang

with a copy to:

Fangda Partners
27/F, North Tower, Beijing Kerry Centre
1 Guanghua Road, Chaoyang District
Beijing 100020
People’s Republic of China
Facsimile:	+86-10-5769-5788
E-mail:	fei.qiao@fangdalaw.com
Attention:	Fei Qiao

Weil, Gotshal & Manges LLP
Alexandra House, 29th Floor
18 Chater Road
Hong Kong, China
Facsimile:	+852 3015 9354
Email:	akiko.mikumo@weil.com
charles.ching@weil.com
Attention:	Akiko Mikumo
Charles Ching

and

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Facsimile:	(212) 310-8007
Email:	jackie.cohen@weil.com
Attention:	Jackie Cohen

if to the Seller Parties, to:

HLT Holdco LLC
c/o The Blackstone Group
345 Park Avenue
New York, NY 10154
Facsimile:	(646) 253-8712
Email:	Henritze@Blackstone.com
Attention:	Tyler S. Henritze

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Facsimile:	(212) 455-2502
Email:	bstadler@stblaw.com
cmay@stblaw.com
Attention:	Brian M. Stadler
Christopher R. May

or to such other address, facsimile number or electronic mail address as such Party may hereafter specify for the purpose by notice to the other Parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 9.02    Survival. Other than the representations and warranties set forth in Section 3.05, which shall survive until sixty (60) days after the expiration of the applicable statute of limitations, the representations, warranties, covenants and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Closing (except for any covenant or agreement of the Parties that by its express terms contemplates performance after the Closing) and all rights, claims and causes of action (whether based on contract, tort, equity or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any laws or otherwise and whether by or through attempted piercing of the corporate veil) with respect to such representations, warranties, covenants and agreements shall terminate at the Closing.

Section 9.03    Amendments and Waivers.

(a)    Any provision of this Agreement may be amended, supplemented or waived in any and all respects at any time prior to the Closing, if, but only if, such amendment, supplement or waiver is in writing and is signed, in the case of an amendment or supplement, by each Party or, in the case of a waiver, by each Party against whom the waiver is to be effective.

(b)    At any time prior to the Closing, the Seller Parties, on one hand, and Buyer, on the other hand, may, by prior written notice to the other Party or Parties, and subject to Applicable Law, (i) waive any inaccuracies in the representations and warranties of the other Party or Parties, (ii) extend the time for the performance of any of the obligations or acts of the other Party or Parties, (iii) waive compliance by the other Party or Parties with any of the agreements contained herein or (iv) except as otherwise provided herein, waive any of the other Party’s or Parties’ conditions. No failure or delay by any Party or Parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.04    Costs and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement, the Sale and the other transactions contemplated by this Agreement shall be paid by the Party incurring such cost or expense.

Section 9.05    Disclosure Schedule References. The Parties agree that any reference in a particular Section of the Disclosure Schedules shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Seller Parties that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties of the Seller Parties that is contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent to a reasonable person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed. The inclusion of an item in the Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of the Seller Parties to consummate the Sale and the other transactions contemplated by this Agreement.

Section 9.06    Binding Effect; Benefit; Assignment.

(a)    The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their successors and permitted assigns.

(b)    No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other Party, except for an assignment by Buyer of its rights under Section 6.04(b) in connection with Buyer’s debt financing (if any) and except that, (x) with prior written notice to the Seller Parties, Buyer may transfer or assign its rights to purchase the Shares at the Closing to one or more of its controlled Affiliates prior to the Closing or designate a controlled Affiliate to purchase the Shares at the Closing and (y) with prior written notice to Buyer, any Seller may transfer or assign its rights to sell Shares at the Closing to one or more other Sellers so long as the total number of Shares remains the same; provided, that, in each case, (i) any such assignment or designation shall not impede or delay the consummation of the transactions contemplated by this Agreement, (ii) the representations and warranties set forth in Article III or V, as applicable, shall be true and correct with respect to such assignee or designee and (iii) such transfer or assignment shall not relieve Buyer or any Seller Party, as applicable, of its obligations hereunder or enlarge, alter or change any obligation of any other Party or due to any Party. Any purported assignment, delegation or transfer not permitted by this Section 9.06(b) is null and void.

Section 9.07    Governing Law. This Agreement, the Disclosure Schedules, the Escrow Agreement and any other document or instrument delivered pursuant hereto, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance or nonperformance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 9.08    Jurisdiction. The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Delaware Chancery Court and any state appellate court therefrom within the State of Delaware (or, if the Delaware Chancery Court shall not have or declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware or other Delaware state court), and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 9.01 shall be deemed effective service of process on such Party.

Section 9.09    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.10    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Parties, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 9.11    Entire Agreement. This Agreement, the Disclosure Schedules and the Escrow Agreement (and all exhibits and schedules hereto and thereto) constitute the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, whether oral and written, between the Parties with respect to the subject matter of this Agreement.

Section 9.12    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable by any rule of law or public policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon such a determination that any term or other provision is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Applicable Law and in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.13    Specific Performance; Remedies. The Parties agree that (i) irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Seller Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions and (ii) the right of Buyer to specific enforcement is an integral part of the Sale and the other transactions contemplated by this Agreement and without that right, Buyer would not have entered into this Agreement. The Parties acknowledge and agree that Buyer shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Seller Parties and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy, subject to Section 8.03(e), to which Buyer is entitled at law or in equity. The Seller Parties agree that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) Buyer has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. If Buyer seeks an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, it shall not be required to provide any bond or other security in connection with any such order or injunction. The Parties agree that the Seller Parties shall not be entitled to an injunction to prevent breaches of this Agreement by Buyer or to enforce specifically the terms and provisions of this Agreement or any other equitable relief and that the sole and exclusive remedy of the Seller Parties relating to a breach of this Agreement by Buyer shall be the remedy set forth in the first sentence of Section 8.03(d); provided, that the Seller Parties shall be entitled to seek specific performance to prevent any breach by Buyer of Section 6.07.

Section 9.14    Controlling Language of this Agreement. This Agreement has been negotiated and executed in the English language, and this English language execution version shall govern in all respects and prevail over any translation of the same, including for the purposes of enforcing this Agreement in any court or other tribunal.

Section 9.15    Acknowledgement of No Other Representations or Warranties.

(a)    Buyer acknowledges that in making the determination to proceed with the transactions contemplated by this Agreement, it has relied solely on the results of its own independent investigation and the representations and warranties expressly set forth in Article III and Article IV. None of the Seller Parties, the Company or any of their respective Affiliates or Representatives or any other Person makes any other express or implied representation or warranty, at law or in equity, with respect to the Seller Parties, the Company or any of their respective Affiliates or as to the accuracy or completeness of any information regarding their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or any other information provided to Buyer or its Affiliates or Representatives (including as “Representatives”, with respect to Buyer and solely for purposes of this Section 9.15, any actual debt financing sources of the Buyer) (any such information described in this Section 9.15(a), the “Seller Provided Information”), notwithstanding the delivery or disclosure to Buyer or its Affiliates or Representatives of any documentation, estimates, projections, forecasts or other information by the Seller Parties, the Company or any of their respective Representatives or Affiliates with respect to any one or more of the foregoing, including any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Seller Parties, the Company or any of their respective Affiliates or the future business, operations or affairs of the Seller Parties, the Company or any of their respective Affiliates heretofore or hereafter delivered to or made available to Buyer or its Representatives or Affiliates. To the fullest extent permitted by Applicable Law and subject to Section 9.13, except with respect to the representations and warranties contained in Article III and Article IV or any breach of any covenant or other agreement of the Seller Parties contained herein, none of the Seller Parties or the Company, their Affiliates or any of their respective Affiliates or Representatives shall have any liability to Buyer or its Affiliates, or any of their respective Affiliates or Representatives on any basis (whether based on contract, tort, equity or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any laws, including any applicable federal or state securities laws, or otherwise and whether by or through attempted piercing of the corporate veil) based upon any Seller Provided Information or statements (or any omissions therefrom) provided or made available by the Seller Parties or its Affiliates and Representatives to Buyer or its Affiliates and Representatives in connection with the transactions contemplated by this Agreement.

(b)    Each of the Seller Parties acknowledges that in making the determination to proceed with the transactions contemplated by this Agreement, it has relied solely on the results of its own independent investigation and the representations and warranties expressly set forth in Article V. None of Buyer or any other Person makes any other express or implied representation or warranty, at law or in equity, with respect to Buyer or its Affiliates or as to the accuracy or completeness of any information regarding their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or any other information provided to the Seller Parties or any of their Affiliates or Representatives (any information described in this Section 9.15(b), the “Buyer Provided Information”), notwithstanding the delivery or disclosure to the Seller Parties or any of their Affiliates or Representatives of any documentation, estimates, projections, forecasts or other information by Buyer or any of its Representatives or Affiliates with respect to any one or more of the foregoing, including any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Buyer or its Affiliates or the future business, operations or affairs of Buyer or its Affiliates heretofore or hereafter delivered to or made available to the Sellers Parties or their Representatives or Affiliates. To the fullest extent permitted by Applicable Law and subject to Section 9.13, except with respect to the representations and warranties contained in Article V or any breach of any covenant or other agreement of Buyer contained herein, none of Buyer, its Affiliates or any of their respective Affiliates or Representatives shall have any liability to any Seller Party or its Affiliates, or any of their respective Affiliates or Representatives on any basis (whether based on contract, tort, equity or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any laws, including any applicable federal or state securities laws, or otherwise and whether by or through attempted piercing of the corporate veil) based upon any Buyer Provided Information or statements (or any omissions therefrom) provided or made available by Buyer or its Affiliates and Representatives to the Seller Parties or their Affiliates and Representatives in connection with the transactions contemplated by this Agreement.

[The remainder of this page has been intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers or signatories as of the date set forth on the cover page of this Agreement.

HNA TOURISM GROUP CO., LTD.

By:	/s/ Ling Zhang
Name:	Ling Zhang
Title:	Chairman of the Board

HLT HOLDCO II LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior Managing Director

HLT HOLDCO III LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior
Managing Director

HLT BREH VI HOLDCO LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior Managing Director

HLT BREP VI.TE.2 HOLDCO LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior
Managing Director

HLT BREH INTL II HOLDCO LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior
Managing Director

HLT A23 BREH VI HOLDCO LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior
Managing Director

HLT A23 HOLDCO LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior
Managing Director

HLT HOLDCO LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior
Managing Director

HLT BREP VI.TE.2 HOLDINGS HOLDCO LLC

By: Blackstone Real Estate Partners VI.TE.2 L.P., its sole member

By: Blackstone Real Estate Associates VI L.P., its general partner

By:	BREA VI L.L.C., its general partner

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Senior Managing Director

HLT BREH VI HOLDINGS HOLDCO LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior
Managing Director

HLT BREH INTL II HOLDINGS HOLDCO LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior
Managing Director

BLACKSTONE A23 HOLDINGS LLC

By:	/s/ William Stein
Name:	William Stein
Title:	Vice President, Treasurer and Senior
Managing Director

HLT BREH VI-A HOLDINGS HOLDCO LLC

By: Blackstone Real Estate Holdings VI L.P. its sole member

By: BREP VI Side-by-Side GP L.L.C., its general partner

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Senior Managing Director

Exhibit A

Seller	Number of Shares
HLT Holdco III LLC	203,199,679
HLT Holdco II LLC	14,032,755
HLT BREP VI.TE.2 Holdco LLC	21,842,543
HLT BREH VI Holdco LLC	765,063
HLT BREH Intl II Holdco LLC	128,934
HLT A23 Holdco LLC	7,486,009
HLT A23 BREH VI Holdco LLC	45,017

Total	247,500,000

Exhibit B

1.	HLT Holdco LLC

2.	HLT BREP VI.TE.2 Holdings Holdco LLC

3.	HLT BREH VI Holdings Holdco LLC

4.	HLT BREH Intl II Holdings Holdco LLC

5.	Blackstone A23 Holdings LLC

6.	HLT BREH VI-A Holdings Holdco LLC